Exhibit 99.1

Hycroft Announces First Quarter 2024 Results

WINNEMUCCA, NV, May 7, 2024 – Hycroft Mining Holding Corporation (Nasdaq: HYMC) (“Hycroft” or “the Company”) announces quarterly results for the three months ended March 31, 2024.

Diane R. Garrett, Hycroft’s President & CEO, commented: “The first quarter of the year continued to build on the strong results produced from our 2022-2023 exploration drill program, which identified a new high-grade silver discovery below the current resource pit that is truly a game changer for the Hycroft Mine. This new discovery has been very well received by the market and is bringing renewed attention to this world-class asset at an opportune time when commodity prices are also putting a spotlight on precious metals companies.

“To underscore the excellent work and successful results by our team, the market has responded positively and in addition, the Company has been included on the Solactive Global Silver Miners Total Return Index, effective May 1, 2024. Everything accomplished throughout the quarter has moved Hycroft further up the value chain and I commend the team for the meticulous and thoughtful work they delivered.”

2024 FIRST QUARTER HIGHLIGHTS

Corporate Highlights

●	Safety: During the first quarter of 2024, Hycroft reported no lost time accidents (“LTI”) and the total recordable injury frequency rate (“TRIFR”) for the trailing 12 months was 0.00. Hycroft continues to operate above one million work hours without a LTI and a TRIFR of zero.

●	Balance Sheet: The Company ended the quarter with $57 million of unrestricted cash. On January 5, 2024, the Company voluntarily pre-paid $38 million of its senior secured debt held by Sprott Resource Lending, leaving $15 million in first lien debt.

●	Equity Activities: The Company continued to access its at-the-market offering program and sold an additional 517,688 shares of common stock for aggregate gross proceeds, before commissions and offering expenses, of $1.2 million.

●	Inclusion in Solactive Global Silver Miners Total Return Index: On March 28, 2024, it was announced that Hycroft was selected for inclusion in the Solactive Global Silver Miners Total Return Index, effective May 1, 2024. The index includes international companies active in exploration, mining and/or refining of silver.

Operational Highlights

●	Exploration: During the first quarter of 2024, the Company continued its exploration drill program including analyzing drill assay data and information compiled in 2023. The 2024 exploration drill program (the “2024 Drill Program”) commenced in February 2024 to follow up on the high-grade underground silver discovery announced in November 2023. The current program is targeted to define the structural framework of the two new high-grade silver trends and target those areas that have not yet been drilled to establish continuity and extent, laterally and at depth, of these trends. The 2024 Drill Program currently includes approximately 5,200 meters of core drilling with the flexibility to expand the program.

●	Technical Update: Hycroft has been engaged in trade-off studies and alternatives analyses to optimize the development plan to build, mine and process gold and silver from sulfide ore that yields the best economic return for shareholders. Through this work, the Company identified that roasting the Hycroft sulfide ore has the potential to generate by-product sulfuric acid revenue that may create significant economic benefits for the project in addition to the gold and silver. Sulfuric acid has several commercial uses including in the production of lithium from sedimentary style deposits, of which there are five such projects in Nevada in addition to other locations. There is also the potential to co-generate “green” electricity as part of the process. Due to the potential to generate meaningful by-product revenues through roasting, the Company has initiated additional metallurgical studies to determine if utilizing roasting technology instead of pressure oxidation technology would deliver superior economics for the Hycroft Mine.

Diane R. Garrett, President and CEO of Hycroft, commented: “The market for sulfuric acid is in high demand due to the lithium industry and the transition towards green energy, electric vehicles and renewable energy storage. The market is expected to grow substantially with not enough supply to meet that demand. Paired with the significant gold and silver resources we have, sulfuric acid with co-generation of electricity could be an excellent complimentary by-product that could establish Hycroft within the supply chain for the clean energy transition. Trade-off analyses will be completed over the coming months and is critical to ensuring value is maximized for the asset and shareholders.”

In addition, the recent high-grade silver discovery and ongoing 2024 exploration drilling is providing beneficial data towards the potential of an underground starter mine. A higher-grade, smaller start-up mine would mean less initial capital and higher economic returns for shareholders in the early years of the operation. This additional work is expected to be completed over the coming months and as a result, the Company will provide updates on the anticipated timing of the process flow sheet and the associated technical report as information becomes available. Furthermore, additional drill results in the newly discovered high-grade silver underground system are pending with new drilling on-going and that information is important to incorporate into the mine plan.

Ms. Garrett further stated: “All these components are integral to building a right-sized plan for bringing the Hycroft Mine back into production. It is vitally important to design and build the best operation to ensure its long life. Prematurely going into production without exploring every possible opportunity for additional revenue and enhanced economic return is doing a disservice to a world-class asset and our stakeholders. The high-grade discovery is a game changer for Hycroft and we would have missed this opportunity had we rushed to production before that excellent work was completed by our technical team, comprised of industry veterans with incredible knowledge and track records of successful mine development. Taking a methodical approach, testing and refining all options, takes time but has substantial benefits and is being done to ensure value is created for our communities and shareholders through long, sustainable operations.”

The Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2024, is available at www.sec.gov/edgar. See “Cautionary Note Regarding Forward-Looking Statements” below.

About Hycroft Mining Holding Corporation

Hycroft Mining Holding Corporation is a US-based gold and silver company exploring and developing the Hycroft Mine, one of the world’s largest precious metals deposits located in northern Nevada, a Tier-1 mining jurisdiction. After a long history of oxide heap leaching operations, the Company is focused on completing the technical studies to transition the Hycroft Mine into a large-scale milling operation for processing the sulfide ore. In addition, the Company is engaged in a robust exploration drill program to unlock the full potential of our expansive +64,000-acre land package, of which less than 10% has been explored. In 2023, Hycroft announced the discovery of a new high-grade silver system within the known resource area and the delineation of two new high-grade silver trends. These discoveries represent a significant new value driver for the Hycroft Mine that the Company is following up on with additional drilling in 2024.

For further information, please contact info@hycroftmining.com or visit our website at www.hycroftmining.com.

Diane R. Garrett

President & CEO

Cautionary Note Regarding Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the United States Securities Act of 1933, as amended, Section 21E of the United States Securities Exchange Act of 1934, as amended, or the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included herein and public statements by our officers or representatives, that address activities, events or developments that our management expects or anticipates will or may occur in the future, are forward-looking statements, including but not limited to such things as future business strategy, plans and goals, competitive strengths and expansion and growth of our business. The words “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe” “target”, “budget”, “may”, “can”, “will”, “would”, “could”, “should”, “seeks”, or “scheduled to” and similar words or expressions, or negatives of these terms or other variations of these terms or comparable language or any discussion of strategy or intention identify forward-looking statements. Forward-looking statements address activities, events, or developments that the Company expects or anticipates will or may occur in the future and are based on current expectations and assumptions. Forward-looking statements include, but are not limited to (i) risks related to changes in our operations at the Hycroft Mine, including risks associated with the cessation of mining operations at the Hycroft Mine; uncertainties concerning estimates of mineral resources; risks related to a lack of a completed feasibility study; and risks related to our ability to re-establish commercially feasible mining operations; (ii) industry related risks including fluctuations in the price of gold and silver; the commercial success of, and risks related to, our exploration and development activities; uncertainties and risks related to our reliance on contractors and consultants; availability and cost of equipment, supplies, energy, or reagents. The exploration target does not represent, and should not be construed to be, an estimate of a mineral resource or mineral reserve, as ranges of potential tonnage and grade (or quality) of the exploration target are conceptual in nature; there has been insufficient exploration of the relevant property or properties to estimate a mineral resource; and it is uncertain if further exploration will result in the estimation of a mineral resource. These risks may include the following, and the occurrence of one or more of the events or circumstances alone or in combination with other events or circumstances may have a material adverse effect on the Company’s business, cash flows, financial condition, and results of operations. Please see our “Risk Factors” outlined in our Annual Report on Form 10-K for the year ended December 31, 2023, and other reports filed with the SEC for more information about these and other risks. You are cautioned against attributing undue certainty to forward-looking statements. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Although these forward-looking statements were based on assumptions that the Company believes are reasonable when made, you are cautioned that forward-looking statements are not guarantees of future performance and that actual results, performance, or achievements may differ materially from those made in or suggested by the forward-looking statements in this news release. In addition, even if our results, performance, or achievements are consistent with the forward-looking statements contained in this news release, those results, performance or achievements may not be indicative of results, performance or achievements in subsequent periods. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statements made in this news release speak only as of the date of those statements. We undertake no obligation to update those statements or publicly announce the results of any revisions to any of those statements to reflect future events or developments.

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